UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2024

TKO Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41797	92-3569035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Fifth Avenue, 7th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 558-8333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TKO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 4, 2024, WME IMG, LLC (“Endeavor”), an indirect subsidiary of Endeavor Group Holdings, Inc. (“EGH”), the parent company of TKO Group Holdings, Inc. (“TKO” or the “Company”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Vincent K. McMahon (“Seller”), pursuant to which Endeavor agreed to purchase 1,642,970 shares of Class A common stock of TKO, par value $0.00001 per share (the “Common Stock”), held by Seller at a per share price of $89.01 for an aggregate amount of $146.2 million (the “Endeavor Share Purchase”). Endeavor expects the Endeavor Share Purchase to close on or about April 9, 2024, subject to the satisfaction of customary closing conditions.

On April 7, 2024, TKO entered into a stock purchase agreement (the “TKO Stock Purchase Agreement”) with the Seller, pursuant to which TKO agreed to purchase 1,853,724 shares of Common Stock of TKO held by Seller at a per share price of $89.01 for an aggregate amount of $165.0 million (the “TKO Share Purchase”). TKO expects the TKO Share Purchase to close on or about April 10, 2024, subject to the satisfaction of customary closing conditions. TKO intends to retire the shares of Common Stock purchased in the TKO Share Purchase following the closing of the TKO Share Purchase. TKO intends to fund the TKO Share Repurchase with approximately $150.0 million of borrowings under the revolving credit facility under the First Lien Credit Agreement dated as of August 18, 2016 by and among Zuffa Guarantor, LLC, UFC Holdings, LLC, the lenders party thereto from time to time and Goldman Sachs Bank USA, as Administrative Agent, and with cash on hand.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Endeavor intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, expectations regarding the Share Repurchase including the timing and funding thereof. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to those factors discussed in Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as any such factors may be updated from time to time in the Company’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Company’s Investor Relations site at investor.tkogrp.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TKO GROUP HOLDINGS, INC.

By:	/s/ Andrew Schleimer
Name:	Andrew Schleimer
Title:	Chief Financial Officer

Date: April 8, 2024